SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — June 13, 2008
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN		46240

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (317) 704-6000

(Former Name or Former Address, if Changed since Last Report)

Item 1.01	Entry into a Material Definitive Agreement.
     On June 13, 2008, Bell Industries, Inc. (the “Company”), completed the sale of its SkyTel division to Velocita Wireless LLC (“Velocita”) for a total consideration of $7.5 million, comprised of $3.0 million in cash at closing, $3.0 million in cash 30 days after closing and a deferred payment of $1.5 million to be paid one year after closing.
     In connection with the transaction, the Company and Velocita entered into an amendment (the “Amendment”) to that certain Asset Purchase Agreement (“Asset Purchase Agreement”), dated March 30, 2008. The Amendment modifies certain schedules to the Agreement and accelerates the cash proceeds in exchange for reducing the total consideration from $8.0 million down to $7.5 million.
     The Company also entered into a fourth amendment to its credit agreement with Wells Fargo Foothill (the “Bank Amendment”), one of the Company’s secured lenders, to facilitate the closing of the Asset Purchase Agreement. The Bank Amendment, among other things, modified certain covenants in the underlying credit agreement and reduced the Company’s revolving credit facility to $10,000,000.
     In addition, in connection with closing the transaction, the Company entered into a Waiver and Amendment Agreement (“Waiver Agreement”) and Second Amended and Restated Convertible Promissory Note (the “Convertible Note”) with Newcastle, with a face value of $11.1 million, payable to Newcastle Partners, L.P. (“Newcastle”), one of the Company’s secured lenders. The amendment included a reduction to the conversion price of the Convertible Note from $3.81 per share to $0.20 per share and a reduction to the interest rate on the Convertible Note to 4% per annum from 8%. The Company is required to seek shareholder approval of an amendment to its articles of incorporation to increase its authorized common shares to allow for full conversion of the Convertible Note. If such approval is obtained, the Convertible Note will be convertible into shares representing an approximate 87% ownership in the Company. If approval is not obtained, the interest on the portion of the Convertible Note that is not convertible into authorized shares will increase to 14% per annum. The Company also has a limited prepayment right to prepay the entire amended Convertible Note within 90 days of issue.
     Further, the Company also agreed that, so long as (a) Newcastle has beneficial ownership of more than 50% of the Company’s outstanding common shares or (b) greater than 50% of the outstanding principal on the Convertible Note remains outstanding, the Company agrees to appoint to its Board of Directors such number of director designees of Newcastle equal to 50% of the then outstanding members of the Board of Directors, or, if the number of members of the Board of Directors is an odd number, such number of designees of Newcastle that is the lowest integer greater than 50% of the then outstanding members.
     A copy of the Convertible Note is attached hereto as Exhibit 4.1; a copy of the Amendment is attached hereto as Exhibit 10.1; a copy of the Bank Amendment is attached hereto as Exhibit 10.2; and a copy of the Waiver Agreement is attached hereto as Exhibit 10.3. The foregoing description of each of the foregoing documents contained in this Current Report on

Form 8-K does not purport to be complete and is qualified in its entirety by each of the foregoing exhibits, which are each incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On June 13, 2008, the Company completed the sale of substantially all of the assets of its SkyTel division for a total consideration of $7.5 million, comprised of $3.0 million in cash at closing, $3.0 million in cash 30 days after closing and a deferred payment of $1.5 million to be paid one year after closing. The sale was completed in accordance with the terms and conditions of the Asset Purchase Agreement, as amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     A description of the Convertible Note and Bank Agreement is contained in, or incorporated by reference to, Item 1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Convertible Note filed or incorporated by reference as exhibits hereto and incorporated herein by reference.

Item 8.01	Other Events.
     On June 13, 2008, the Company issued a press release announcing the completion of the sale of substantially all of the assets of its SkyTel division, the amendment to the Asset Purchase Agreement and the amendment of the Convertible Note. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

4.1	$11,137,321 Second Amended and Restated Convertible Promissory Note, dated June 13, 2008, issued by Bell Industries, Inc. to Newcastle Partners, L.P.

10.1	Amendment No. 1 to Asset Purchase Agreement, dated as of June 13, 2008, between Bell Industries, Inc. and Velocita Wireless LLC

10.2	Amendment Number Four to Credit Agreement, Consent and Partial Release, dated June 13, 2008, between Bell Industries, Inc. and Wells Fargo Foothill, Inc.

10.3	Waiver and Amendment Agreement, dated June 13, 2008, between Bell Industries, Inc. and Newcastle Partners, L.P.

99.1	Press Release dated June 13, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: June 19, 2008	By:	/s/ Kevin Thimjon
		Name:	Kevin Thimjon
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	$11,137,321 Second Amended and Restated Convertible Promissory Note, dated June 13, 2008, issued by Bell Industries, Inc. to Newcastle Partners, L.P.

10.1	Amendment No. 1 to Asset Purchase Agreement, dated as of June 13, 2008, between Bell Industries, Inc. and Velocita Wireless LLC

10.2	Amendment Number Four to Credit Agreement, Consent and Partial Release, dated June 13, 2008, between Bell Industries, Inc. and Wells Fargo Foothill, Inc.

10.3	Waiver and Amendment Agreement, dated June 13, 2008, between Bell Industries, Inc. and Newcastle Partners, L.P.

99.1	Press Release dated June 13, 2008.